Registration No. 333-257334

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form F-3 Registration Statement No. 333-257334
UNDER
THE SECURITIES ACT OF 1933

BANCO ITAÚ CHILE
(Exact name of registrant as specified in its charter)

Republic of Chile	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Av. Presidente Riesco 5537
Las Condes

Santiago, Chile
+562 2660-1701
(Address and telephone number of registrant’s principal executive offices)

Banco Itaú Chile (New York Branch)
885 Third Avenue, 33rd Floor
New York, New York 10022-509
+212-826-5100
(Name, address, and telephone number of agent for service)

Copies to:

Manuel A. Orillac
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022-6069
+1.212.848.4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of all securities that were registered but not sold pursuant to the above referenced registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933:

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), filed by Banco Itaú Chile, a corporation (sociedad anónima) incorporated under the federal laws of Chile (the “Company”), relates to the Company’s Registration Statement on Form F-3 (File No. 333-257334), which was filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2021 (the “Registration Statement”), registering an indeterminate number or amount, as issued from time to time, of (i) common shares, represented by American Depositary Shares (“ADSs”) and evidenced by American Depositary Receipts (“ADRs”), no par value, and (ii) rights to subscribe for common shares, including rights to subscribe for ADSs.

On October 25, 2023, the board of directors of the Company held a meeting which resolved, among other things, to cancel the registration of its ADSs with the Commission, approve the delisting of its ADSs from the New York Stock Exchange (the “NYSE”), and take all actions in connection therewith. On October 30, 2023, the Company announced that it notified the NYSE of its intention to voluntarily delist its ADSs from the NYSE. On November 9, 2023, the Company filed a Form 25 to delist the ADSs from the NYSE.

The Company has now decided to voluntarily deregister from the reporting requirements under the Securities Exchange Act of 1934, as amended. In connection with the Company’s voluntary decision to delist and deregister, the Company has terminated any and all offerings pursuant to the Registration Statement. Accordingly, the filing of this Post-Effective Amendment is made pursuant to an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering. The Company, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Chile, on November 20, 2023.

BANCO ITAÚ CHILE

By:	/s/ Cristián Toro Cañas
Name:	Cristián Toro Cañas
Title:	General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gabriel Moura Gabriel Moura	Chief Executive Officer	November 20, 2023

/s/ Rodrigo Luis Rosa Couto Rodrigo Luis Rosa Couto	Chief Financial Officer	November 20, 2023

/s/ Roxana Zamorano Pozo Roxana Zamorano Pozo	Principal Accounting Officer	November 20, 2023

/s/ Ricardo Villela Marino Ricardo Villela Marino	Director	November 20, 2023

/s/ Diego Fresco Gutiérrez Diego Fresco Gutiérrez	Director	November 20, 2023

/s/ Pedro Paulo Giubbina Lorenzini Pedro Paulo Giubbina Lorenzini	Director	November 20, 2023

/s/ Luis Octavio Bofill Genzsch Luis Octavio Bofill Genzsch	Director	November 20, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Banco Itaú Chile, has signed this Registration Statement in the City of New York, State of New York, on November 20, 2023.

BANCO ITAÚ CHILE (NEW YORK BRANCH)

By:	/s/ Joaquín Rojas
Name:	Joaquín Rojas
Title:	Officer

By:	/s/ Sandi Acosta
Name:	Sandi Acosta
Title:	Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form F-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

4